UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2018

Tellurian Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-5507	06-0842255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Louisiana Street, Suite 3100, Houston, TX		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (832) 962-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02	Unregistered Sales of Equity Securities.

On March 21, 2018, Tellurian Inc., a Delaware corporation (“Tellurian”), entered into a preferred stock purchase agreement (the “SPA”) with BDC Oil and Gas Holdings, LLC (“Bechtel Holdings”), a Delaware limited liability company and an affiliate of Bechtel Oil, Gas and Chemicals, Inc., a Delaware corporation (“Bechtel”), pursuant to which Bechtel Holdings purchased, and Tellurian sold and issued to Bechtel Holdings, 6,123,782 shares of Tellurian Series C convertible preferred stock (the “Preferred Shares”).

The Preferred Shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The facts relied upon to make such exemption available include that the securities will be restricted from transfer except pursuant to an effective registration statement under the Securities Act or an available exemption from such registration. The shares of Tellurian stock issuable upon conversion of the Preferred Shares will be issued pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act. The facts relied upon to make such exemption available include that no consideration will be paid by the holders of the Preferred Shares upon such conversion.

The information under Item 8.01 of this report is incorporated by reference into this Item 3.02.

Item 3.03	Material Modification to Rights of Security Holders.

The information under Items 5.03 and 8.01 of this report is incorporated by reference into this Item 3.03.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information under Item 8.01 of this report is incorporated by reference into this Item 5.03.

On March 21, 2018, Tellurian filed with the Delaware Secretary of State a Certificate of Designations of Series C Convertible Preferred Stock, in the form attached hereto as Exhibit 3.1, which designates the Tellurian Series C convertible preferred stock and the rights, preferences, privileges, and limitations thereof.

Item 7.01	Regulation FD Disclosure.

On March 21, 2018, Tellurian issued a press release regarding the investment by Bechtel Holdings. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in this Item 7.01, including the information set forth in Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On March 21, 2018, Tellurian entered into the SPA with Bechtel Holdings pursuant to which Bechtel Holdings purchased, and Tellurian sold and issued to Bechtel Holdings, the Preferred Shares. The consideration for the Preferred Shares will consist of the satisfaction and discharge of $50 million in amounts invoiced by Bechtel pursuant to the First Amended and Restated Technical Services Agreement, dated as of November 10, 2017 and a related request for services, including approximately $22,650,000 in amounts currently outstanding.

The general terms of the Preferred Shares are as follows:

•	Voting rights. Holders of the Preferred Shares will be entitled to one vote for each Preferred Share held on matters submitted to a vote of common stockholders.

•	Conversion. Holders of the Preferred Shares may convert all or any portion of such shares for shares of Tellurian common stock on a one-for-one basis. At any time after “Substantial Completion” of “Project 1,” each as defined in and pursuant to the Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Driftwood LNG Phase 1 Liquefaction Facility, dated as of November 10, 2017, by and between Driftwood LNG LLC, a Delaware limited liability company and a subsidiary of Tellurian, and Bechtel, or at any time after March 21, 2028, Tellurian has the right, at its option, to cause not less than all of the Preferred Shares to be converted into shares of Tellurian common stock on a one-for-one basis. The conversion ratio will be subject to customary anti-dilution adjustments.

•	Dividends. The Preferred Shares do not have dividend rights. Tellurian will be prohibited from paying dividends on its common stock so long as the Preferred Shares remain outstanding.

•	Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of Tellurian (a “Liquidation Event”), after payment or provision for payment of the debts and other liabilities of Tellurian, holders of the Preferred Shares will be entitled to receive the greater of (i) an amount in cash equal to $8.16489 per Preferred Share and (ii) the amount that would be received by the holders of the Preferred Shares had such holders converted the Preferred Shares into Tellurian common stock immediately prior to the Liquidation Event.

•	Priority. So long as any Preferred Shares remain outstanding, Tellurian may not, without the consent of the holders of at least a majority of the Preferred Shares, authorize the issuance of any class of shares that is pari passu with or senior to the Preferred Shares in the payment of dividends or the distribution of assets following a Liquidation Event, except in limited circumstances.

In connection with the SPA, Tellurian also agreed to provide Bechtel Holdings, as holder of the Preferred Shares, with certain registration rights relating to the Tellurian common stock Bechtel Holdings may receive upon conversion of the Preferred Shares.

The foregoing description of the SPA and the terms of the Preferred Shares is not complete and is qualified in its entirety by the terms of the documents attached hereto as Exhibits 99.2 and 3.1, respectively. Such documents are incorporated herein by reference.

The representations, warranties and covenants contained in the SPA were made solely for purposes of the agreement and as of a specific date, were solely for the benefit of the parties to the agreement and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Tellurian. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the SPA, which subsequent information may or may not be fully reflected in Tellurian’s public disclosures.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Designations of Series C Convertible Preferred Stock of Tellurian Inc.

99.1	Press Release, dated as of March 21, 2018

99.2	Preferred Stock Purchase Agreement, dated as of March 21, 2018, by and between Tellurian Inc. and BDC Oil and Gas Holdings, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELLURIAN INC.

By:	/s/ Antoine J. Lafargue
Name:	Antoine J. Lafargue
Title:	Senior Vice President and Chief Financial Officer

Date: March 21, 2018